CHARLES W. BARKLEY
                                ATTORNEY AT LAW


6201 Fairview Road, Suite 200                              (704) 944-4290
Charlotte, NC  28210                                       (704) 944-4280 (Fax)
cwbarkley@gmail.com                                        gopublic2@aol.com
skype: cbarkley2
                               February 5, 2009

Sweet Spot Games, Inc.
2840 Highway 95 Alt. S. Suite 7
Silver Springs, NV 89429

             Re:    Legal   Opinion  -  Shares Offered By Form S-1 Registration
       Statement

Ladies and Gentlemen:

I have acted as special counsel to Sweet Spot Games, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement filed with the Securities and Exchange Commission in connection with the registration under theSecurities Act of 1933, as amended (the "Act"), for resale of an aggregate of 450,000 shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock").

I have examined such documents and considered such legal matters as I have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, I have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

The Company currently has sufficient authorized shares to permit the issuance of all of the common stock registered and I have assumed that the Company will keep authorized and reserved a sufficient number of shares of Common Stock to satisfy its obligations.

Based   upon   and  subject  to  the  foregoing  and  assuming  that  the  full consideration for each share of Common Stock, it is my opinion that that the Shares will, when issued be validly issued, fully paid and non-assessable.

I also consent to the use of this opinion in the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to me under the heading "Legal Matters" in the Registration Statement.


                                        Very truly yours,

					/s/ Charles W. Barkley
					----------------------
                                        Charles W. Barkley